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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         CRYO-CELL INTERNATIONAL, INC.


          PARAGRAPH FIRST:    The name of the corporation is

                         CRYO-CELL INTERNATIONAL, INC.

          PARAGRAPH SECOND:   The address of the registered office of this
corporation in this state is c/o TAQ, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address if TAQ, INC.

          PARAGRAPH THIRD:    The purpose of the corporation is to engage in any
lawful act or activity for which corporation may be organized under the corporation laws of the State of Delaware.

          PARAGRAPH FOURTH:   The Corporation shall be authorized to issue the
following shares:

          Class               Number of Shares    Par Value
          -----               ----------------    ---------

          Preferred           500,000             $.01

          Common              20,000,000          $.01

          The preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions, of such preferred shares including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, the rights of convertibility into common shares, voting rights, and rights, price (s) and terms of redemption. The Board of Directors shall have the authority to set the terms and conditions of convertibility, issuance of dividends, and priority claim of preferred shareholders on corporate assets.

          PARAGRAPH FIFTH:    The following provisions are inserted for the
management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws provide.

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          (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                 (a) To make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                 (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders.

          (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, any to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

          PARAGRAPH SIXTH:    No director shall be liable to the corporation or
any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law, or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b) (7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102 (b) (7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

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          PARAGRAPH SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          PARAGRAPH EIGTH:    The corporation reserves the right to amend,
alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     This Amended and Restated Certificate of Incorporation of the Corporation is hereby executed by the undersigned on behalf of the Corporation this 10th day of July, 2000.


                                        CRYO-CELL INTERNATIONAL, INC.



                                        By: /s/ Jill M. Taymans
                                        -----------------------
                                        Name: Jill M. Taymans
                                              ---------------
                                        Title: Chief Financial Officer
                                               -----------------------

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